SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006 (July 24, 2006)

COWEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52048	84-1702964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 562-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2006, Jean-Jacques Ogier resigned from the Board of Directors of Cowen Group, Inc., a Delaware corporation (the “Company”), as required by the Stockholders Agreement (the “Stockholders Agreement”), dated as of July 12, 2006, by and between the Company and SG Americas Securities Holdings, Inc. (“SGASH”).  Pursuant to the Stockholders Agreement, SGASH has the right to nominate: (i) two individuals to serve on the Company’s Board of Directors for so long as SGASH owns at least 40% of the Company’s outstanding common stock and (ii) one individual to serve on the Company’s Board of Directors for so long as SGASH owns less than 40% but at least 10% of the Company’s outstanding common stock.  The Stockholders Agreement requires SGASH to cause its designated director(s) to resign from the Company’s Board of Directors following the date that SGASH’s ownership of the Company’s common stock falls below 40% and 10%, respectively.  In connection with the initial public offering of the Company’s common stock, on July 18, 2006, SGASH’s ownership of the Company’s outstanding common stock was reduced to 11.2% and SGASH caused one of its designated directors to resign from the Company’s Board of Directors.  In connection with the underwriters’ exercise of their over-allotment option, on July 26, 2006, SGASH’s ownership of the Company’s outstanding common stock was reduced to 9.2% and SGASH caused its other designated director, Mr. Ogier, to resign from the Company’s Board of Directors.  SGASH currently has no designated directors serving on the Company’s Board of Directors.

On July 28, 2006, the Company’s Board of Directors elected Christopher A. White to serve as a director of the Company to replace Mr. Ogier.  Mr. White will serve as a Class II director whose term will expire at the annual meeting of stockholders in 2008.  Mr. White currently serves as Vice President of the Company and Chief of Staff, Chief Administrative Officer and Member of the Office of the Chief Executive of Cowen and Company, LLC, a wholly-owned subsidiary of the Company.

Item 8.01.              Other Events.

On July 24, 2006, the Company announced that the underwriters of its initial public offering exercised the over-allotment option granted in connection with such offering to purchase an additional 300,000 shares of the Company’s common stock from SGASH.  A copy of the Company’s press release relating to the underwriters’ exercise of their over-allotment option is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006	COWEN GROUP, INC.

/s/ Christopher A. White
By: Christopher A. White
Title: Vice President